Exhibit 10.1

HOME FEDERAL BANK

Short-Term Incentive Plan

Purpose

The purpose of the Home Federal Bank (“the Bank”) Short-Term Incentive Plan is to reward senior managers of the Bank for the attainment of corporate objectives.  The Plan is designed to motivate, reward and retain key executives.  This Plan was approved by the Board of Directors in September, 1996.

Participation

The Short-Term Incentive Plan is for selected management staff of Home Federal Bank.  Participation in this Plan will be recommended by the Chairman and CEO and approved by the Personnel, Compensation and Benefits Committee of the Board of Directors.  Participation in any one year does not guarantee the participation in future years or at the same award level.

New hires to the Corporation and individuals promoted to assignments which by virtue of their responsibilities may be otherwise eligible to participate in this Plan, may only participate with the approval of the Chairman and CEO.  New participants in this Plan may be added only at the start of each Plan Year.

Performance Measure, Award Levels and Award Payment

The annual performance measure, award levels and award payment provisions are identified in Addendum I.

Termination of Employment

If during the fiscal year of the Bank, a plan participant terminates his or her employment or if the Bank terminates the employment of the plan participant during that same period, all rights to an Award under the plan for that year are forfeited.  If the employment of a plan participant terminates after the end of the fiscal year but before the benefits are paid, no such rights are forfeited.  Notwithstanding the provisions hereof, in the event of death, disability or retirement, the provisions of the following paragraphs shall apply.

Death, Disability, Retirement

If a Plan participant dies, becomes disabled or retires during a Plan Year, they or their designated beneficiary shall receive an incentive payment for the partial year based on the number of months from the start of the Plan Year to the first of the month following the month in which the death, disability or retirement occurred.

Beneficiary Designation

Any incentive payment following the death of a participant shall be paid to such person or persons, or other legal entity, as the participant may have designated in writing and delivered to Home Federal Bank.  The participant may from time to time revoke or change any such designation by writing to Home Federal Bank.  If there is no unrevoked designation on file at the participant’s death, or if the person or persons designated therein shall have all pre-deceased the participant, such distribution shall be made to the participant’s estate.  A beneficiary designation form is attached.

Administration and Interpretation of the Plan

The Plan shall be administered by the Chairman and CEO of the Bank whose actions will be subject to the approval of the Personnel, Compensation and Benefits Committee in material matters.  The role of the Committee shall be to approve the Home Federal Bank’s Short-Term Incentive Plan, approve the annual target goal, approve Plan participants and (at the end of the Plan Year) approve the distribution of the incentive payment to all participants.  The Plan Administrator is charged with the effective administration of the Plan including the interpretation in instances where the Plan is silent.

The Personnel, Compensation and Benefits Committee reserves the right, from time to time, to prescribe rules and regulations at such time and in such manner as it may deem appropriate.

Amendment/Termination of Plan

The Plan may be amended and shall be interpreted by the Personnel, Compensation and Benefits Committee of the Board of Directors, and its interpretation shall be final and binding on participant and all other parties of interest.  The Plan may be terminated at any time as the Personnel, Compensation and Benefits Committee of the Board of Directors approves.  Plan participants will be notified as soon as possible in the event of an amendment or termination occurs.

Employment

The Plan is not intended as an Employment Agreement.  The Plan does not restrict the rights of the Bank to terminate the employment of a Plan participant at any time and without any obligation under the Plan.

Legal Requirements

The Plan will be administered in accordance with all federal, state and local statutory requirements.